                       GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGUATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                        Direct Dial Number (847) 402-2400
                            Facsimile (847) 402-3781

Michael J. Velotta
Vice President, Secretary
   and General Counsel

                                  April 18, 2001

TO:      GLENBROOK LIFE AND ANNUITY COMPANY
         NORTHBROOK, ILLINOIS 60062

FROM:    MICAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      FORM S-3 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933
         FILE NO. 333-41236

With reference to the Registration Statement on Form S-3 filed by Glenbrook Life and Annuity Company (the "Company"), as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statements when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,



/s/ MICHAEL J. VELOTTA
-----------------------------
Michael J. Velotta
Vice President, Secretary and
      General Counsel